EXHIBIT 16.1

January 10, 2024

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Hurco Companies, Inc.’s statements included under Item 4.01(a) of its Form 8-K/A filed on January 10, 2024, and we agree with such statements concerning our firm.

/s/ RSM US LLP